SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubist Pharmaceuticals, Inc. (“Cubist”) held its Annual Meeting of Stockholders on June 2, 2011 (the “Annual Meeting”).  At the Annual Meeting, Cubist’s stockholders elected Martin Rosenberg, Matthew Singleton, and Michael Wood as Class III directors to serve on Cubist’s Board of Directors for terms scheduled to end at Cubist’s 2014 Annual Meeting of Stockholders. The results of the stockholders’ votes with respect to the election of such directors were as follows:

	For	Withheld	Broker Non-Votes
Martin Rosenberg	47,825,964	324,102	4,203,137
Matthew Singleton	47,614,056	536,020	4,203,137
Michael Wood	47,796,529	353,547	4,203,137

In addition, at the Annual Meeting, Cubist’s stockholders voted upon the following proposals: (1) an advisory vote on the compensation paid to Cubist’s “named executive officers”, (2) the ratification of PricewaterhouseCoopers LLP as Cubist’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and (3) an advisory vote on how frequently Cubist should seek approval, on an advisory basis, from its stockholders on the compensation paid to its named executive officers.  The results of the stockholders’ votes with respect to these three proposals were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Advisory vote on executive compensation	47,651,033	363,821	135,221	4,203,128
Ratification of our Independent Registered Public Accounting Firm	50,166,073	1,158,831	1,028,299	0

					Broker
	1 Year	2 Years	3 Years	Abstain	Non-Votes
Advisory vote on frequency of executive compensation advisory votes	28,648,023	342,595	19,038,554	120,915	4,203,116

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: June 6, 2011